THIRD AMENDMENT TO THE

RUBY TUESDAY, INC. 2005 DEFERRED COMPENSATION PLAN

THIS THIRD AMENDMENT is made on this 30th day of December, 2008 by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (the “Plan”) under an indenture dated January 5, 2005, which has been amended by the First and Second Amendments; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan to provide that matching credits allocated for Plan years beginning on and after January 1, 2009 will be allocated in amounts, and for the time periods (no less frequently than annually), determined in the discretion of the Primary Sponsor, and to provide that the Primary Sponsor may impose a continuing employment condition on the receipt of such credits.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2009, as follows:

1.         By deleting the existing Section 4.1(a) in its entirety and substituting therefor the following:

“(a)     Each Plan Sponsor proposes to credit for allocation to a Member’s Company Matching Account an amount equal to a discretionary percentage, to be determined by the Primary Sponsor, of a Member’s Annual Compensation deferred by the Member pursuant to Section 3.1, not to exceed the first six percent (6%) of such Annual Compensation, which credit may vary based on classes of Members and on the percentage of a Member’s Deferral Amount being matched.”

2.	By adding the following new Section 4.1(e) to read as follows:

“(e)     With respect to matching credits under Subsection (a), the Primary Sponsor may, in its discretion: (1) allocate such credits as of the last day of any time period specified by the Primary Sponsor (which period may be no shorter than a payroll period and no longer than a Plan Year); and (2) require that a Member be an Eligible Employee as of the last day of such period to be eligible to receive any such matching credit.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:	/s/ Samuel E. Beall, III

Title:	Chairman, CEO and President

ATTEST:

By:	/s/ Scarlett May

Title:	VP, General Counsel and Secretary

[CORPORATE SEAL]

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